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                                                       EXHIBIT 10.10(a)(1)

[LOGO] CONTINENTAL BANK

                                 June 2, 1994



Larizza Industries, Inc.
201 West Big Beaver Road
Suite 1040
Troy, MI 48084

Attn:  President

          Re:  Amendments to Credit Agreement

Ladies and Gentlemen:

        Reference is made to the Credit Agreement dated as of May 6, 1994 (the "Credit Agreement") among Larizza Industries, Inc. (the "Company"), various financial institutions parties thereto (the "Lenders") and Continental Bank N.A., as Agent for the Lenders (the "Agent"). Capitalized terms used herein without definition which are defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement.

        The Lenders hereby agree that the Credit Agreement is hereby amended as follows:

        1. The definition of "Required Banks" in Section 1 of the Credit Agreement is hereby amended in its entirety to read as follows:

            "Required Banks" means Banks having an aggregate Percentage of 51% or more, but in any event at all times when there is more than one Bank, at least two Banks.

        2. Clause (b) of Section 11.2.1 of the Credit Agreement is amended by inserting following the parenthetical, the words "and in the Collateral Documents".

        3. The second sentence of clause (b) of Section 13.7 of the Credit Agreement is amended by deleting the words "Alternate Reference Rate" and inserting "Federal Funds Rate" therefor.



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        4.  Clause (ii) of Section 14.9.1 of the Credit Agreement is amended by deleting the figure "$5,000,000" and inserting "$3,500,000" therefor.

        5. Section 14.12 of the Credit Agreement is amended by inserting the following at the end of such section:

            "; provided, however, the Company shall not be permitted to assign its obligations hereunder without the consent of all Banks."

        6. Schedule 10.8 of the Credit Agreement is deleted and Schedule 10.8 attached hereto is substituted therefor.

        Except as modified by this Letter Agreement, the Credit Agreement is ratified and confirmed in all respects. This Letter Agreement shall be deemed to be a contract made under and governed by the laws of the State of Illinois, without giving effect to conflicts of laws principles.

        Please indicate your agreement to the foregoing by executing and delivering to the Agent a counterpart of this Letter Agreement. This Letter Agreement may be executed by the parties hereto in any number of counterparts and by different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. This Letter Agreement shall be effective when executed by the Company.

                                        Very truly yours,

                                        CONTINENTAL BANK N.A., individually
                                        and as Agent



                                        By:   /s/ STEVEN K. AHRENHOLZ
                                        Title:  Vice President


Agreed to as of the day
and year first above written

LARIZZA INDUSTRIES, INC.



By: /s/ TERENCE C. SEIKEL
Title:  CFO



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